Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BioScrip, Inc.:
The Board of Directors
BioScrip, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑202631, 333-210530, 333-214039, 333-216630 and 333-216631) on Form S-3 and (Nos. 333-107306, 333-107307, 333-123701, 333-123704, 333-150985, 333-165749, 333-176291, 333-187679, 333‑198849, 333-216632, 333-228310 and 333-228312) on Form S‑8 of BioScrip, Inc. of our reports dated March 14, 2019, with respect to the consolidated balance sheets of BioScrip, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three‑year period ended December 31, 2018, and the related notes and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of BioScrip, Inc.

Our report dated March 15, 2019, on the consolidated financial statements refers to a change in the method of accounting for revenue recognition.

/s/ KPMG LLP
Denver, Colorado
March 15, 2019